UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 26, 2008

                           Dayton Superior Corporation
             (Exact name of Registrant as specified in its charter)

          Delaware                        1-11781                31-0676346
(State or other jurisdiction of         (Commission            (IRS Employer
 incorporation or organization)         File Number)         Identification No.)


7777 Washington Village Drive, Dayton, Ohio                        45459
 (Address of principal executive offices)                        (Zip code)

                                  937-428-6360
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2008, the Board of Directors of Dayton Superior Corporation (the "Company"), acting in accordance with the recommendations of its Compensation Committee, granted under the Company's 2000 Stock Option Plan, as amended, incentive stock options to purchase common stock, $.01 per share, of the Company at an exercise price of $3.19 per share to each the following executive officers of the Company named in the Compensation Table in the most recent proxy statement filed by the Company with the Securities and Exchange Commission with respect to the indicated number of shares of common stock: Peter J. Astrauskas (15,000 shares); Jeffrey S. Dawley (20,000 shares); Thomas W. Roehrig (15,000 shares); and Keith M. Sholos (20,000 shares). The form of the stock option agreement for the options is set forth as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following is furnished as an exhibit to this Form 8-K pursuant to Item 601 of Regulation S-K:

        10.1  Form of Employee Stock Option Agreement



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DAYTON SUPERIOR CORPORATION


Date: April 1, 2008                     By:/s/ Edward J. Puisis
                                           -------------------------------------
                                           Edward J. Puisis
                                           Executive Vice President and Chief
                                           Financial Officer

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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                     Description
-----------                     -----------

   10.1         Form of Employee Stock Option Agreement